UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2011

Owens Corning

(Exact name of registrant as specified in its charter)

DE	1-33100	43-2109021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway Toledo, OH	43659
(Address of principal executive offices)	(Zip Code)

419-248-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

In connection with the fiscal year ended December 31, 2010, Owens Corning (the “Company”) furnishes the table below, which provides a summary of net sales and EBIT for the Company’s Building Materials segment and the businesses within this segment. Prior period amounts have been recast to reflect the inclusion of the Construction Services and Building Materials Europe businesses within Insulation. Other primarily consists of the Masonry Products business.

2010 Recast of Building Materials Businesses

Net Sales ($ in millions)	Q1 2010	Q2 2010	Q3 2010	Q4 2010	FY 2010
Insulation	$302	$336	$315	$356	$1,309
Roofing	$530	$573	$404	$340	$1,847
Other	$15	$28	$23	$21	$87
Total Building Materials Group	$847	$937	$742	$717	$3,243

EBIT ($ in millions)	Q1 2010	Q2 2010	Q3 2010	Q4 2010	FY 2010
Insulation	$(36)	$(26)	$(18)	$(22)	$(102)
Roofing	$128	$149	$91	$37	$405
Other	$(5)	$(5)	$(6)	$(6)	$(22)
Total Building Materials Group	$87	$118	$67	$9	$281

The information in Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

Date: February 23, 2011	By:	/s/ Stephen K. Krull
Stephen K. Krull
Senior Vice President, General Counsel and Secretary